Exhibit 10.4

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR LAWS OF ANY OTHER RELEVANT COUNTRY.

UNSECURED CONVERTIBLE PROMISSORY NOTE

US$4,596,893	August 21, 2019
Boston, Massachusetts

For value received, GI Dynamics, Inc., a Delaware corporation (“Payor”), hereby promises to pay to the order of Crystal Amber Fund Limited (the “Holder”), an aggregate principal sum of Four Million Five Hundred Ninety-Six Thousand Eight Hundred Ninety Three Dollars (US$4,596,893), or such lesser amount as may be advanced and outstanding pursuant to Section 1(d) hereof, or such greater amount as shall become due after giving effect to Section 2(b) or 2(c) hereof, with interest on the outstanding principal amount at the rate of ten percent (10%) per annum. Interest (i) shall commence with the date of receipt by Payor of the Advance Amount (as defined below) on the Funding Date (as defined below) and shall be compounded annually based on a 365-day year, and (ii) shall continue on the outstanding principal until paid in full or, if permitted by the terms of the Note, converted pursuant to Section 2 below.

1. Payment and Maturity

(a) Reference is hereby made to the Securities Purchase Agreement (the “Purchase Agreement”), dated as of even date herewith, between Payor and the Holder. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

(b) If this Unsecured Convertible Promissory Note (this “Note”) has not already been paid in full or, if permitted by the terms of this Note, converted in accordance with the terms of Section 2(a) below, the entire outstanding principal balance of this Note and all unpaid accrued interest thereon shall be due and payable on the date which is the fifth anniversary of the Funding Date (the “Maturity Date”). All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

1.

(c) Upon the occurrence and during the continuance of any Event of Default, the principal balance of this Note shall bear interest at the rate of sixteen percent (16%) per annum, including after the commencement of, and during the pendency of, any bankruptcy or other insolvency proceeding.

(d) Subject to the terms of this Note, the Holder shall make an advance (the “Advance”) to Payor on December 6, 2019 (or such earlier or later date as may be requested by Payor) (the “Funding Date”) in an amount equal to Four Million Five Hundred Ninety-Six Thousand Eight Hundred Ninety Three Dollars (US$4,596,893), or such lesser amount as may be set forth in a notice delivered by Payor to the Holder not later than five (5) days prior to the Funding Date (the “Advance Amount”). Notwithstanding the foregoing, no Advance shall be made during the continuance of any Event of Default.  In such an event, Advance to Payor may resume on the third (3rd) day, and shall resume no later than the seventh (7th) day, following the Holder’s receipt of notice delivered by Payor affirming that Payor has cured its Event of Default.  The parties shall cause Schedule A to be updated as of the Funding Date. For the avoidance of doubt, the Holder and Payor may jointly waive any requirement set forth in this Section 1(d), provided, however, that only the Payor may waive the Holder’s obligation to deliver the Advance Amount.

2. Conversion

(a) Optional Conversion. Subject to Section 2(c) and Section 6(c) of this Note, the Holder shall have the option (the “Conversion Option”), but not the obligation, at any time after the Funding Date and prior to the Maturity Date, exercisable upon written notice to Payor, to (a) convert all (but not less than all) of the then outstanding unpaid principal amount of this Note together with any interest accrued but unpaid thereon (such principal amount and interest, the “Outstanding Amount”) into the number of CDIs equal to the quotient obtained by dividing (x) the Outstanding Amount by (y) US$0.02 (such conversion price, the “Conversion Price”). In lieu of receiving CDIs, upon exercising the Conversion Option, the Holder may elect to instead receive the corresponding number of shares of Common Stock for the CDIs to be issued upon such conversion.

(b) Change of Control. Upon the consummation of a Change of Control prior to the Maturity Date, the Holder may, at its option, (i) receive an amount in cash equal to all unpaid interest that has accrued to date hereunder and 110% of the then outstanding unpaid principal amount of this Note in full satisfaction of all obligations under the Note, or (ii) subject to the provisions of Section 2(c) and Section 6(a) hereof, retain the Note, including, without limitation, the Conversion Option set forth in Section 2(a) hereof. A “Change of Control” means any transaction or series of related transactions that could result in any of the following: (i) the sale of all or substantially all of the assets of Payor to any person or related group of persons (other than the Holder or a person that directly or indirectly controls, is controlled by, or is under common control with, the Holder), (ii) the acquisition, directly or indirectly, by any person or related group of persons (other than Payor or the Holder or a person that directly or indirectly controls, is controlled by, or is under common control with, Payor or the Holder) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Payor’s outstanding securities pursuant to a tender or exchange offer made directly to Payor’s stockholders, (iii) a merger or consolidation of Payor, other than for the purpose of re-domiciling Payor, unless following such transaction or series of transactions, the holders of Payor’s securities prior to the first such transaction continue to hold more than fifty percent (50% percent) of the voting rights and equity interests in the surviving entity, (iv) a recapitalization, reorganization or other transaction involving Payor that constitutes or results in a transfer of more than one-third of the equity interests in Payor, unless following such transaction or series of transactions, the holders of Payor's securities prior to the first such transaction continue to hold more than fifty percent (50%) of the voting rights and equity interests in the surviving entity or acquirer or (v) the execution by Payor or its controlling stockholders of an agreement providing for or reasonably likely to result in any of the foregoing events.

2.

(c) Stockholder Approval. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, in the event that the rules of the Australian Securities Exchange (“ASX”) (or any other exchange on which the CDIs or Common Stock is then traded) require Payor to obtain stockholder approval to issue CDIs pursuant to Section 2(a) hereof, Payor shall use its commercially reasonable efforts to convene a meeting of stockholders on or prior to December 31, 2019 to seek approval to issue those CDIs or Common Stock. If such approval is not obtained at such meeting, the Holder shall instead become entitled to receive an amount in cash equal to all unpaid (and unconverted) interest that has accrued to date hereunder and 110% of the then outstanding unpaid (and unconverted) principal amount of this Note in full satisfaction of all obligations under the Note, and such amounts shall be due and payable upon the earlier of (i) the Maturity Date, or (ii) the date that is six months following the date of the stockholders’ meeting at which such approval is not obtained. For the avoidance of doubt, while Payor is listed on the ASX and the rules of the ASX require Payor to obtain stockholder approval to issue CDIs, no conversion may occur under this Note, and no CDIs or Common Stock may be issued pursuant to Section 2(a) hereof, unless and until Payor has obtained stockholder approval pursuant to this Section 2(c).

(d) Fractional Shares and Conversion Process. No fractional shares of Payor’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, Payor will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon valid conversion of this Note pursuant to Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of Payor and Payor must, if the CDIs are quoted on the ASX, do the following:

(i)	allot and issue to CHESS Depositary Nominees Pty Ltd (“CDN”) the number of shares of Common Stock underlying the CDIs the subject of the conversion notice and procure CDN to allot and issue to the Holder the number of CDIs representing the Common Stock issued to CDN under this provision;

(ii)	enter CDN into Payor’s register of members as the holder of the relevant number of shares of Common Stock and procure CDN to enter the Holder into the register of CDI holders as the holder of the relevant number of CDIs;

3.

(iii)	deliver to the Holder a holding statement showing the Holder as the holder of the relevant number of CDIs;

(iv)	apply for, and use its reasonable efforts to obtain, official quotation of the relevant number of CDIs (and underlying shares of Common Stock) on ASX as soon as practicable; and

(v)	deliver to the Holder a check payable to Holder for any cash amounts payable as a result of any fractional shares.

If, at the time of conversion, CDIs are no longer quoted on ASX, then on conversion of the Note Payor must issue directly to the Holder the number of shares of Common Stock over which the Note is convertible into and must procure that those shares be listed for trading on any securities exchange on which Payor’s Common Stock is tradeable and deliver to the Holder a check payable to Holder for any cash amounts payable as a result of any fractional shares.

(e) Holder Representations and Warranties; Transfer and Assignment. The representations and warranties and rights and obligations of transfer and assignment of Holder that are set forth in Section 4 of the Purchase Agreement with respect to the shares of Common Stock or CDIs issuable to Holder are hereby made a part of this Note and incorporated herein by this reference.

(f) Restriction on Transfer. Notwithstanding any other provision of this Note or the Purchase Agreement, the Holder may not sell or transfer any shares of Common Stock or CDIs issued to the Holder pursuant to Section 2(a) hereof (“Restricted Securities”), or grant, issue or transfer interests in, or options over, any Restricted Securities, at any time within 12 months after the issue of those Restricted Securities (“Restricted Period”) except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth).  Before commencement of the Restricted Period, to prevent any such restricted dealings in the Restricted Securities during the Restricted Period, the Holder agrees to (i) the application of a holding lock to the Restricted Securities by Payor’s securities registry for the Restricted Period, and (ii) enter into any other documents reasonably necessary to prevent any such restricted dealings in the Restricted Securities during the Restricted Period.

3. Default; Remedies

(a) The occurrence of any Event of Default described in Section 5.1 of the Purchase Agreement shall be an Event of Default hereunder.

(b) Upon the occurrence and during the continuance of any Event of Default, all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of the Holder, and, upon the occurrence of any Event of Default pursuant to Sections 5.1(b), (c) or (d) of the Purchase Agreement, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law.

(c) Upon the occurrence and during the continuance of any Event of Default, Payor shall pay, on demand, all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4.

4. Prepayment. Subject to Section 1(d), Payor may not prepay this Note prior to the Maturity Date without the consent of the Holder, except to the extent permitted pursuant to Section 2(b) and Section 2(c) hereof.

5. Non-Transferable. The Holder may not sell or transfer this Note, or grant, issue or transfer interests in, or options over, this Note at any time within 12 months after the date hereof except as permitted by section 708 or any other applicable section of the Corporations Act 2001 (Cth).

6. Fundamental Transactions; Corporate Events.

(a) Fundamental Transactions. If, at any time while this Note is outstanding, (i) Payor effects any merger or consolidation of Payor with or into another person pursuant to which the Common Stock is effectively converted and exchanged, (ii) Payor effects any sale of all or substantially all of its assets in one or a series of related transactions pursuant to which the Common Stock is effectively converted and exchanged, (iii) any tender offer or exchange offer (whether by Payor or another person) is completed pursuant to which at least a majority of the outstanding Common Stock is tendered and exchanged for other securities, cash or property or (iv) Payor effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in any such case, a “Fundamental Transaction”), then prior to any subsequent conversion of this Note, and subject to the provisions of Section 2(b) hereof, the Holder shall be entitled to require the surviving entity to issue to the Holder an instrument identical to this Note (with an appropriate adjustment to the conversion price(s)) such that the Holder may receive stock (or a beneficial interest in stock) of the surviving company’s stock. Subject to the provisions of Section 2(b) hereof, the terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (a) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(b) Notice of Corporate Events. If Payor (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any shares of Payor or any subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of Payor, then Payor shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten (10) business days prior to the applicable record or effective date on which a person would need to hold Common Stock or CDIs in order to participate in or vote with respect to such transaction, and Payor will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

5.

(c) Subsequent Equity Sales. Notwithstanding any provision of this Note to the contrary, in the event that Payor issues any CDIs or Common Stock or any security that is exchangeable or convertible into CDIs or Common Stock (“Additional Securities”) after the date hereof at a price per CDI (or the equivalent for shares of Common Stock) that is less than the Conversion Price (or the equivalent for shares of Common Stock) in an equity financing, then the Conversion Price shall be reduced to the lowest price per CDI (or the equivalent for shares of Common Stock) at which any Additional Security was issued or sold or deemed to be issued or sold. Payor agrees that it will provide a notice to the Holder describing the material terms and conditions of any issuance of Additional Securities promptly after the issuance thereof. For the avoidance of doubt, the price per CDI (or the equivalent for shares of Common Stock) at which any Additional Securities are issued by Payor to the Holder after the date hereof, including, without limitation, upon conversion into CDIs or Common Stock of the Senior Secured Convertible Promissory Note, dated June 15, 2017, and amended December 31, 2018, March 31, 2019, April 30, 2019, June 30, 2019 and of even date herewith, will have no effect on the Conversion Price.

7. Waiver; Payment of Fees and Expenses. Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by the Holder shall constitute a waiver, election or acquiescence by it.

8. Cumulative Remedies. The Holder’s rights and remedies under this Note and the Purchase Agreement shall be cumulative. No exercise by the Holder of one right or remedy shall be deemed an election, and no waiver the by Holder of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

9. Miscellaneous

(a) Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York.

(b) Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the State of New York, County of New York. The undersigned, by execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; and (ii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

(c) Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Payor may not assign this Note or delegate any of its obligations hereunder without the written consent of the Holder. Subject to Section 5 hereof, the Holder may assign this Note and its rights hereunder without the consent of Payor, subject to compliance with Section 4 of the Purchase Agreement.

6.

(d) Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting the Note.

(e) Notices. All notices required or permitted hereunder by the Holder of this Note to Payor shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the principal offices of Payor, to the attention of the Chief Executive Officer, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery. Any refusal of delivery of a notice by Payor shall be deemed to have been delivered.

(f) Amendment; Modification; Waiver. No term of this Note may be amended, modified or waived without the written consent of Payor and the Holder provided that, while Payor is admitted to the Official List of the ASX, any amendment, modification or waiver must not contravene the ASX Listing Rules.

(g) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

(h) Voting Rights. This Note does not carry any voting rights at stockholder meetings of Payor unless and until the Note is converted.

(i) Participation Rights. The Holder is not by virtue of holding this Note entitled to participate in any new issue of securities made by Payor to stockholders without first converting the Note.

(j) Equal Ranking. The Common Stock and CDIs issued pursuant to a conversion of this Note will rank, from the date of issue, equally with the existing shares of Common Stock and CDIs of Payor in all respects.

(k) Reorganisations. While Payor is admitted to the Official List of the ASX, the rights of the Holder will be changed to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of Payor’s capital at the time of the reorganization.

[Signature page follows]

7.

In Witness Whereof, the parties have executed this Convertible Promissory Note as of the date first written above.

GI Dynamics, Inc.

By:
Name: Scott Schorer
Title: Chief Executive Officer

Agreed to and Accepted:

Crystal Amber Fund Limited

By:

Name: Laurence McNairn

Title: Director
Executed by Crystal Amber Asset Management (Guernsey) Ltd

as Investment Manager of Crystal Amber Fund Limited

SCHEDULE A

ADVANCE (in US$)

Advance Date	Advance Amount

Will be determined on draw date